UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): September 6, 1996




        Keystone Investments, Inc./Keystone Investment Management Company
- -------------------------------------------------------------------------------
               (Exact Name of Registrants as Specified in Charter)


             Delaware                 033-64506       04-3071173 / 04-1504645
- -------------------------------- -----------------  ---------------------------
   (State or Other Jurisdiction      (Commission          (I.R.S. Employer
        Of Incorporation)            File Number)        Identification Nos.)



200 Berkeley Street, Boston, Massachusetts                           02116-5034
- --------------------------------------------  ---------------------------------
(Address of Principal Executive Offices)                             (Zip Code)



Registrants' Telephone Number, Including Area Code  (617) 338-3200
                                                   ----------------------------








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Item 5 - Other Events

On September 6, 1996, Keystone Investments, Inc. ("Keystone") entered into an Agreement and Plan of Acquisition and Merger with First Union Corporation ("First Union") and First Union National Bank of North Carolina ("FUNB - NC") (the "Agreement"), which provides for, among other things, the merger of Keystone with and into a wholly-owned subsidiary of FUNB - NC (the "Acquisition"). The surviving corporation will be known as Keystone Investments, Inc.

Keystone is a private corporation predominantly owned by current and former members of management. On or after the effective date of the Acquisition, which is currently expected to be on or around December 23, 1996 (the "Effective Date"), and subject to the terms and conditions contained in the Agreement, all of the shares of Keystone's common stock outstanding immediately prior to the Effective Date will be exchanged for shares of common stock of First Union.

Consummation of the Acquisition is subject to receipt of regulatory and shareholder approvals, as well as other conditions set forth in the Agreement. No assurance can be given that the Acquisition will be consummated.

A copy of the News Release announcing the signing of the Agreement is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              Exhibit No.  Description

              99           News Release of First Union dated September 6, 1996.








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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 10, 1996                    KEYSTONE INVESTMENTS, INC.


                                             /s/ Rosemary D. Van Antwerp

                                             Rosemary D. Van Antwerp
                                             Senior Vice President



                                             KEYSTONE INVESTMENT
                                             MANAGEMENT COMPANY


                                             /s/ Rosemary D. Van Antwerp

                                             Rosemary D. Van Antwerp
                                             Senior Vice President


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